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                                                                       EXHIBIT 5

                               April 29, 1997



Farallon Communications, Inc.
2470 Mariner Square Loop
Alameda, CA 94501

        Re: Farallon Communications, Inc. Registration Statement for Offering of 1,200,000 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,000,000 shares of Common Stock under the 1996 Stock Option Plan and (ii) 200,000 shares of Common Stock under the Employee Stock Purchase Plan, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,


                                /s/ Gunderson Dettmer Stough
                                Villeneuve Franklin & Hachigian, LLP

                                Gunderson Dettmer Stough
                                Villeneuve Franklin & Hachigian, LLP